UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):               November 8, 2011

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Securityholders

On November 8, 2011, the Annual Meeting of Stockholders of New Concept Energy, Inc.  ("GBR" or the "Issuer" or the "Registrant") was held following a solicitation of proxies pursuant to a Notice of Annual Meeting and related Proxy Statement dated October 13, 2011 distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.  On the record date of October 7, 2011, 1,946,935 shares of Common Stock were outstanding with each share being entitled to cast one vote.

At the Annual Meeting, which involved the election of directors, the following named persons received the number of votes cast for, against or withheld, as well as the number of abstention and broker non votes:

Name	No. of Votes For	% For	No. of Votes Against/Withheld	No. of Votes Abstained	Broker Non- Votes
Roz Campisi Beadle	1,432,602	73.58%	500	-	-
Gene S. Bertcher	1,432,602	73.58%	500	-	-
James E. Huffstickler	1,432,602	73.58%	500	-	-
Dan Locklear	1,432,602	73.58%	500	-	-
Victor L. Lund	1,432,602	73.58%	500	-	-

All of the nominees named above, each of which is currently a director of the Registrant, were elected at such Annual Meeting.

The only other matter presented at the Annual Meeting was the ratification of the appointment of Swarm & Associates, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2011 and any interim period.  A total of 1.432.602 votes were cast FOR, 508 votes were cast AGAINST and 500 votes ABSTAINED from voting with respect to such proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: February 20, 2012	NEW CONCEPT ENERGY, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, President, Chief
Executive Officer and Chief Financial
Officer